Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES SECOND QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

Market Share Expansion Drives Double Digit Organic GMV Growth and Record Transaction Volumes

GAAP Net Income up 35%, Non-GAAP Adjusted EBITDA up 22%

Bethesda, MD - May 9, 2024 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced its financial results for the quarter ended March 31, 2024, as compared to the corresponding prior year quarter:

•
Gross Merchandise Volume (GMV) of $319.4 million, up 13%, and Revenue of $91.5 million, up 12%
•
GAAP Net Income of $5.7 million, up 35%, and GAAP Diluted Earnings Per Share (EPS) of $0.18, up 38%
•
Non-GAAP Adjusted EBITDA of $12.1 million, up $2.2 million, and Non-GAAP Adjusted EPS of $0.27, up $0.07
•
Cash balances of $117.0 million1 with zero financial debt

"Our marketplace platform and services continue to delight customers, fueling double digit organic revenue and GMV growth year-over-year. We are pleased that our balanced investments in sales, operations and platform automation are being rewarded across our diversified segments with market share expansion and record buyer participation on our platform. Our Retail Supply Chain Group (RSCG) segment set a new quarterly GMV record, powered in part by the rapidly accelerating growth of our AllSurplus Deals direct-to-consumer sales channel, which grew its GMV by over 60% sequentially. Our CAG segment continues to grow its recurring heavy equipment seller base and completed high value transactions in its automotive and energy categories. Our Machinio segment achieved record revenue and paying customer counts driven by improvements to its online classifieds marketplace which efficiently matches buyers and sellers of used equipment around the globe. We are also very excited to welcome Sierra Auction to Liquidity Services and we are now leveraging its market leading position in the southwest U.S. to cross-sell its offerings to our government and commercial clients. We remain enthusiastic about our strategy and the strength of our business model as we generated $34.8 million in operating cash flow during the quarter, which was used in part to fund our Sierra acquisition and share repurchase program. We have a robust business development pipeline and continue to pursue strategic opportunities in each segment of the circular economy to drive shareholder value and provide outstanding service to our customers across the global supply chain," said Bill Angrick, Liquidity Services, CEO.

Second Quarter Financial Highlights

GMV for the fiscal second quarter of 2024 was $319.4 million, a 13% increase from $282.7 million in the second fiscal quarter of 2023.

•
GMV in our CAG segment increased 29%, driven by consignment sales in our industrial and heavy equipment categories, including completion of certain sales delayed from the prior quarter and large international spot purchase transactions.
•
GMV in our GovDeals segment increased 11%, driven by increased availability of vehicles and a record number of sellers with active listings on the platform.
•
GMV in our RSCG segment increased 9%, reflecting an increase in sell-in-place consignment solutions and purchase programs, partially offset by a lower value product mix in certain full-service consignment and purchase programs.
•
Consignment sales represented 83% of consolidated GMV for the second fiscal quarter of 2024.

Revenue for the fiscal second quarter of 2024 was $91.5 million, a 12% increase from $81.5 million in the second fiscal quarter of 2023.

•
Revenue in our CAG segment increased 30%, consistent with its increase in GMV.
•
Revenue in our GovDeals segment increased 22%, reflecting the increase in overall GMV, paired with a higher blended revenue take-rate due to an expansion of service offerings to new, higher-volume sellers.
•
Revenue in our Machinio segment increased 21% due to increased subscriptions and pricing for its Machinio Advertising and Machinio System products.
•
Revenue in our RSCG segment increased 6%, reflecting the increase in overall GMV partially offset by a lower value product mix in selected programs.

The changes in our profitability metrics reflect our increased top-line performance and resulted in:

•
GAAP Net Income was $5.7 million, or $0.18 per share, for the fiscal second quarter of 2024, an increase from $4.2 million, or $0.13 per share, for the same quarter last year.
•
Non-GAAP Adjusted Net Income for the fiscal second quarter of 2024 was $8.4 million, or $0.27 per share, an increase from $6.4 million, or $0.20 per share for the same quarter last year.
•
Non-GAAP Adjusted EBITDA for the fiscal second quarter of 2024 was $12.1 million, a $2.2 million increase from $9.9 million in the same quarter last year.

1 Includes $108.6 million of Cash and cash equivalents and $8.4 million of Short-term investments.

Second Quarter Segment Financial Results

We present operating results for our four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended March 31, 2024. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q2-FY24 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
GovDeals:
GMV	$186,226	$167,851	$376,634	$328,973
Total revenue	$18,374	$15,079	$34,274	$28,686
Segment direct profit	$17,209	$14,291	$32,266	$27,183
% of Total revenue	94%	95%	94%	95%

RSCG:
GMV	$79,634	$73,338	$146,196	$138,235
Total revenue	$56,813	$53,672	$100,535	$99,687
Segment direct profit	$17,001	$16,675	$31,113	$32,686
% of Total revenue	30%	31%	31%	33%

CAG:
GMV	$53,511	$41,534	$102,406	$86,290
Total revenue	$12,280	$9,418	$20,114	$18,810
Segment direct profit	$9,238	$7,026	$16,180	$15,528
% of Total revenue	75%	75%	80%	83%

Machinio:
Total revenue	$4,002	$3,301	$7,888	$6,584
Segment direct profit	$3,800	$3,110	$7,504	$6,230
% of Total revenue	95%	94%	95%	95%

Consolidated:
GMV	$319,371	$282,723	$625,236	$553,498
Total revenue	$91,453	$81,453	$162,778	$153,736

Second Quarter Operational Metrics

•
Registered Buyers — At the end of Q2-FY24, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.3 million, representing a 6% increase over the approximately 5.0 million registered buyers at the end of Q2-FY23.
•
Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 1,139,000 in Q2-FY24, a 43% increase from the approximately 797,000 auction participants in Q2-FY23.
•
Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 300,000 in Q2-FY24, a 44% increase from the approximately 209,000 completed transactions in Q2-FY23.

Third Quarter Business Outlook

We continue to expect double digit consolidated GMV growth at the mid-point of our guidance range, led by CAG's energy and industrial categories and the continued growth of CAG’s recurring heavy equipment sellers. Our fiscal third quarter 2024 outlook reflects the seasonally high activity at GovDeals, with year-over-year GMV growth expected to continue despite the potential for softer used vehicle market prices than last year. GovDeals revenue is expected to grow at a faster year-over-year rate than GMV due to expansion of more full-service consignment offerings since the acquisition of Sierra Auction in January 2024. Our Machinio subscription-based business is also anticipated to continue to grow revenue by double digits.

Our RSCG segment expects to sustain similar volumes to this past fiscal second quarter’s record RSCG GMV. AllSurplus Deals, our Retail consumer curbside pick-up marketplace, is expected to sustain strong year-over-year growth this coming quarter. Our Retail segment continues to experience an inflow of lower value product mix that has dampened direct margins compared to last year and is expected to result in fiscal third quarter margins similar to this past fiscal second quarter.

Operating expenses year-over-year will be up similar to this past fiscal second quarter that included the effect of the Sierra Auction acquisition, continued investment in the expansion of AllSurplus Deals, sales and technology in support of marketplace enhancements and market share gains for longer-term growth.

We are anticipating our consolidated revenue as a percentage of GMV to reflect our growing consignment mix and remain in the low-to-mid twenty percentage range. We currently expect our segment direct profits as a percent of total revenue to be in the low-to-mid fifty percent range. Both ratios can vary based on our mix, including asset categories in any given period.

Our Q3-FY24 guidance is as follows:

GMV - We expect GMV to range from $350 million to $385 million.

GAAP Net Income - We expect GAAP Net Income to range from $3.5 million to $6.5 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.11 to $0.21.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $10.5 million to $13.5 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.20 to $0.28.

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q3-FY24 as compared to the prior year's period:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

•
a longer-term trend of continued mix shift to the consignment model, which may lower revenue as a percent of GMV but could improve segment direct profit as a percentage of revenue;
•
variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
•
real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
•
continued variability in project size and timing within our CAG segment;
•
continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
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continued growth in our Machinio advertising subscription service and acceptance of other Machinio service offerings;

Potential Impacts to Operating Expenses

•
continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

•
our Q3-FY24 effective tax rate (ETR) is expected to range from approximately 25% to 31% and our full fiscal year FY24 ETR is expected to range from 26% to 32%. This range excludes any potential impacts from legislative changes to U.S.

corporate tax rates that may be enacted; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We are expecting an increase in cash paid for income taxes in the second half of FY24 as our remaining net operating loss carryforward position is used; and
•
our diluted weighted average number of shares outstanding is expected to be approximately 31.5 to 32.0 million. As of March 31, 2024, we have $8.0 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net income	$5,709	$4,245	$7,617	$8,211
Interest and other income, net[1]	(771)	(634)	(1,912)	(937)
Provision for income taxes	1,487	1,573	2,369	2,723
Depreciation and amortization	3,195	2,803	6,098	5,567
Non-GAAP EBITDA	$9,620	$7,987	$14,172	$15,564
Stock compensation expense	2,343	1,939	4,592	4,020
Acquisition costs and impairment of long-lived and other non-current assets[2]	125	—	577	184
Non-GAAP Adjusted EBITDA	$12,088	$9,926	$19,341	$19,768

1 Interest and other (income) expense, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension cost (benefit).

2 Acquisition costs and impairment of long-lived and other non-current assets are included in Other operating expenses (income), net on the Consolidated Statements of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, acquisition related costs such as transaction expenses and changes in earn-out estimates, amortization of intangible assets, business realignment expenses, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Non-GAAP Adjusted Net Income. For Q2-FY24 and Q2-FY23, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments was 24% and 26%, respectively, based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net income	$5,709	$4,245	$7,617	$8,211
Stock compensation expense	2,343	1,939	4,592	4,020
Intangible asset amortization	1,084	981	1,929	1,963
Acquisition costs and impairment of long-lived and other non-current assets*	125	—	577	184
Income tax impact on the adjustment items	(842)	(759)	(1,682)	(1,603)
Non-GAAP Adjusted net income	$8,419	$6,406	$13,033	$12,775
Non-GAAP Adjusted basic earnings per common share	$0.28	$0.20	$0.43	$0.40
Non-GAAP Adjusted diluted earnings per common share	$0.27	$0.20	$0.41	$0.39
Basic weighted average shares outstanding	30,498,127	31,305,214	30,552,094	31,562,988
Diluted weighted average shares outstanding	31,459,066	32,124,188	31,677,685	32,544,953

* Acquisition related costs and impairment of long-lived and other non-current assets, which are excluded from Non-GAAP Adjusted Net Income, are included in Other operating expenses (income), net on the Consolidated Statements of Operations.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until May 9, 2025 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; our ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; political, business, economic and other conditions in local, regional and global sectors; the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on the our operations; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, and our subsequent quarterly reports, all of which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	March 31, 2024	September 30, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,634	$110,281
Short-term investments	8,400	7,891
Accounts receivable, net of allowance for doubtful accounts of $2,094 and $1,424	9,552	7,848
Inventory, net	15,398	11,116
Prepaid taxes and tax refund receivable	1,488	1,783
Prepaid expenses and other current assets	7,966	7,349
Total current assets	151,438	146,268
Property and equipment, net	17,055	17,156
Operating lease assets	9,429	9,888
Intangible assets, net	15,937	12,457
Goodwill	97,555	89,388
Deferred tax assets	5,268	7,050
Other assets	6,969	6,762
Total assets	$303,651	$288,970
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48,410	$39,115
Accrued expenses and other current liabilities	23,718	23,809
Current portion of operating lease liabilities	4,331	4,101
Deferred revenue	4,865	4,701
Payables to sellers	51,842	48,992
Total current liabilities	133,166	120,718
Operating lease liabilities	6,453	6,581
Other long-term liabilities	107	137
Total liabilities	139,726	127,436
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,476,363 shares issued and outstanding at March 31, 2024; 36,142,346 shares issued and outstanding at September 30, 2023	36	36
Additional paid-in capital	269,297	265,945
Treasury stock, at cost; 5,975,690 shares at March 31, 2024, and 5,433,045 shares at September 30, 2023	(93,109)	(84,031)
Accumulated other comprehensive loss	(9,957)	(10,457)
Accumulated deficit	(2,342)	(9,958)
Total stockholders’ equity	163,925	161,533
Total liabilities and stockholders’ equity	$303,651	$288,970

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Purchase revenues	$53,105	$47,273	$89,330	$85,907
Consignment and other fee revenues	38,348	34,180	$73,448	67,829
Total revenue	91,453	81,453	162,778	153,736
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	44,222	40,366	75,748	72,139
Technology and operations	15,526	14,791	29,764	29,495
Sales and marketing	14,195	11,854	27,176	22,644
General and administrative	7,658	6,404	15,242	13,789
Depreciation and amortization	3,195	2,803	6,098	5,567
Other operating expenses (income), net	62	(11)	507	129
Total costs and expenses	84,858	76,207	154,535	143,763
Income from operations	6,595	5,246	8,243	9,973
Interest and other income, net	(601)	(572)	(1,743)	(961)
Income before provision for income taxes	7,196	5,818	9,986	10,934
Provision for income taxes	1,487	1,573	2,369	2,723
Net income	$5,709	$4,245	$7,617	$8,211
Basic income per common share	$0.19	$0.14	$0.25	$0.26
Diluted income per common share	$0.18	$0.13	$0.24	$0.25
Basic weighted average shares outstanding	30,498,127	31,305,214	30,552,094	31,562,988
Diluted weighted average shares outstanding	31,459,066	32,124,188	31,677,685	32,544,953

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Six Months Ended March 31,
	2024	2023
Operating activities
Net income	$7,617	$8,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,098	5,567
Stock compensation expense	4,592	3,882
Inventory adjustment to net realizable value	163	847
Provision for doubtful accounts	673	194
Deferred tax expense	1,782	2,524
Gain on disposal of property and equipment	(24)	(55)
Changes in operating assets and liabilities:
Accounts receivable	(1,993)	5,801
Inventory	(4,409)	(4,438)
Prepaid taxes and tax refund receivable	296	(363)
Prepaid expenses and other assets	(859)	310
Operating lease assets and liabilities	288	(155)
Accounts payable	9,079	902
Accrued expenses and other current liabilities	(179)	1,461
Deferred revenue	164	90
Payables to sellers	2,685	(2,314)
Other liabilities	—	(129)
Net cash provided by operating activities	25,973	22,335
Investing activities
Cash paid for business acquisitions, net of cash acquired	(13,265)	—
Purchases of property and equipment, including capitalized software	(4,108)	(2,711)
Purchase of short-term investments	(2,264)	(3,696)
Maturities of short-term investments	1,986	—
Other investing activities, net	60	51
Net cash used in investing activities	(17,591)	(6,356)
Financing activities
Common stock repurchases	(9,047)	(16,963)
Taxes paid associated with net settlement of stock compensation awards	(1,366)	(736)
Payments of the principal portion of finance lease liabilities	(56)	(50)
Proceeds from exercise of stock options, net of tax	127	496
Net cash used in financing activities	(10,342)	(17,253)
Effect of exchange rate differences on cash and cash equivalents	313	735
Net decrease in cash and cash equivalents	(1,647)	(539)
Cash and cash equivalents at beginning of period	110,281	96,122
Cash and cash equivalents at end of period	$108,634	$95,583
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$470	$539